Exhibit 99.2

bluebird bio Announces Partial Clinical Hold for Patients Under 18
in Sickle Cell Gene Therapy Clinical Program

CAMBRIDGE, Mass.— (BUSINESS WIRE) — December 20, 2021 — bluebird bio, Inc. (NASDAQ: BLUE) today announced that the FDA has placed its clinical program for lovotibeglogene autotemcel (lovo-cel) gene therapy for sickle cell disease (SCD) on partial clinical hold for patients under the age of 18. The partial, temporary suspension relates to an ongoing investigation by bluebird bio into an adolescent patient with persistent, non-transfusion-dependent anemia following treatment with lovo-cel, now 18 months post-treatment. This patient is clinically well and there is no evidence of malignancy or clonal predominance. Enrollment and dosing for patients 18 and older living with SCD in the HGB-206, HGB-210 and LTF-307 clinical studies, as well as follow up for treated patients of all ages in all studies are continuing as planned.

“The safety of patients treated with our gene therapies is always our top priority,” said Richard Colvin, MD, Chief Medical Officer, bluebird bio. “Consistent with the FDA’s direction, we have paused enrollment and treatment of patients younger than 18 in our SCD clinical program, and we will continue to work collaboratively with the FDA to understand and address their concerns. While the partial hold is in place, we intend to continue planned follow-up on previously treated patients from HGB-206 and HGB-210 and plan to enroll and treat new adult patients with lovo-cel through study HGB-210 to further characterize the efficacy and safety of lovo-cel for patients with SCD and to continue to advance the field of gene therapy.”

Consistent with the FDA’s clinical hold procedures, bluebird anticipates receiving written questions from the agency in early 2022 and will work quickly to respond in order to resolve the partial hold. The company is evaluating what impact, if any, the partial clinical hold may have on first quarter 2023 projected timing for the lovo-cel biologics license application (BLA) submission. As previously communicated, bluebird has treated all patients in HGB-206 Group C who will form the primary basis of efficacy for approval, with the demonstration of analytical comparability and validation of our commercial manufacturing process as the key remaining actions prior to submission of the planned BLA.

About lovotibeglogene autotemcel (lovo-cel; formerly LentiGlobin® for SCD, bb1111)
lovotibeglogene autotemcel (lovo-cel) gene therapy is an investigational one-time treatment being studied for sickle cell disease (SCD), that is designed to add functional copies of a modified form of the β-globin gene (βA-T87Q-globin gene) into a patient’s own hematopoietic (blood) stem cells (HSCs). Once patients have the βA-T87Q-globin gene, their red blood cells (RBCs) can produce anti-sickling hemoglobin (HbAT87Q) that decreases the proportion of HbS, with the goal of reducing sickled RBCs, hemolysis, and other complications. bluebird bio’s clinical development program for lovo-cel includes the completed Phase 1/2 HGB-205 and ongoing Phase 1/2 HGB-206 and Phase 3 HGB-210 studies. bluebird bio is also conducting a long-term safety and efficacy follow-up study (LTF-307) for people who have participated in bluebird bio sponsored clinical studies of lovo-cel.

The safety profile of the lovo-cel treatment regimen is predominately reflective of the known risks of autologous stem cell transplantation and myeloablative single-agent busulfan conditioning, as well as underlying SCD. Adverse drug reactions due to lovo-cel include hot flush, decreased blood pressure, acute myeloid leukemia (AML), and anemia.

As of February 17, 2021, a total of 49 patients have been treated with lovo-cel, with up to six years of patient follow-up, in the HGB-205 (n=3), HGB-206 (n=44), and HGB-210 (n=2) clinical studies. The HGB-206 total includes: Group A (n=7), B (n=2), and C (n=35), representing progressive adaptations to the manufacturing and treatment processes. In the Group C cohort of the Phase 1/2 HGB-206 study, no severe vaso-occlusive events (VOEs) were reported with up to 24 months of follow-up in patients with a history of at least four severe VOEs and at least six months of follow-up.

In the initial cohort (Group A) of the HGB-206 study, two patients treated with lovo-cel developed AML. After thorough investigations into the cases, bluebird bio determined that these were unlikely related to the insertion of bluebird’s lentiviral vector (LVV) gene therapy for SCD.

For more information on lovo-cel studies, visit: https://www.bluebirdbio.com/our-science/clinical-trials or clinicaltrials.gov.

The FDA has granted orphan drug designation, fast track designation, regenerative medicine advanced therapy (RMAT) designation, and rare pediatric disease designation for lovo-cel.

lovo-cel is investigational and has not been approved in any geography.

About bluebird bio, Inc.
bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.

With a dedicated focus on severe genetic diseases, bluebird has industry-leading clinical and research programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

Founded in 2010, bluebird has the longest and deepest ex-vivo gene therapy data set in the world—setting the standard for industry. Today, bluebird continues to forge new paths, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

For more information, visit bluebirdbio.com or follow us on social media at @bluebirdbio, LinkedIn, Instagram and YouTube.

LentiGlobin and bluebird bio are trademarks of bluebird bio, Inc.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, including but not limited to our statements regarding the timing for receiving written correspondence from the FDA and the potential submission of our BLA for lovo-cel, and also including our statements regarding our expectations for our interactions with the FDA, our ongoing investigation into the underlying cause of anemia for the affected patient, and our ability to resolve the partial clinical hold of our lovo-cel program for patients under the age of 18. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. These risks include, but are not limited to: the risk that the written questions that we receive from the FDA may require us to collect additional data or information beyond what we currently expect; the risk that we may not be able to address the FDA’s concerns regarding lovo-cel in the treatment of patients with sickle cell under the age of 18 quickly or at all; the risk that we may not be able to collect the manufacturing comparability data needed to support a BLA submission for lovo-cel on our projected timelines; the risk that our planned BLA submission for lovo-cel may be delayed or may be for a narrower indication or patient population than we expected; the risk that the efficacy and safety results from our prior and ongoing clinical trials will not continue or be seen in additional patients treated with our product candidates; the risk that additional insertional oncogenic or other safety events associated with lentiviral vector, drug product, or myeloablation will be discovered or reported over time; the risk that any one or more of our product candidates will not be successfully developed, approved or commercialized; and the risks related to the ongoing COVID-19 pandemic. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

or

Media:
Sarah Alspach, 215-287-6354
sarah.alspach@bluebirdbio.com

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